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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Annual Report (Form 10-K) of Crown Casino Corporation (formerly Skylink America Incorporated) of our report dated June 11, 1993, included in the 1995 Annual Report to Stockholders of Crown Casino Corporation.

Our audits also included the financial statement schedule of Skylink America Incorporated listed in Item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-22590 and No. 33-41960) pertaining to the 1986 Incentive Stock Option Plan and 1991 Non-Qualified Stock Option Plan of Skylink America Incorporated and subsidiaries and in the related Prospectuses of our report dated June 11, 1993, with respect to the consolidated financial statements of Skylink America Incorporated incorporated by reference in this 1995 Annual Report (Form 10-K) for the year ended April 30, 1993 and the financial statement schedule included herein, filed with the Securities and Exchange Commission.


                                                /s/Ernst & Young LLP
                                                --------------------
                                                ERNST & YOUNG LLP


Dallas, Texas
August 9, 1995